September 15, 1997



Mr. Allen McConnell
4218 Gilbert Avenue
Unit G
Dallas, Texas   75219

RE:  Offer of Employment

Dear Allen:


Pursuant  to our recent  discussions,  Matrix  Capital  Corporation   ("Matrix",
"Company") is pleased to offer for your review the following employment package:

Position:           Senior  Vice  President  and  General  Counsel  for   Matrix
                    and  its  Subsidiaries.   Additional  responsibilities  will
                    include secretary to the board for Matrix, United Financial,
                    United   Special   Services,   and  United Capital  Markets.
                    Corporate  secretary for Matrix,  United  Financial,  United
                    Special Services,  and United Capital Markets.

Compensation:       $155,000. You will receive any appropriate salary adjustment at December 31, 1998 and annually each year thereafter.


Employment Date:    A  date  mutually  agreeable.  However,  October  1, 1997 is the anticipated start date. It is understood for a period of time, you may have to commute from Dallas. All commuting expenses will be reimbursed by Matrix.

Responsibilities:   Including  performing  all  functions  associated  with  the position of Corporate Counsel for Matrix and each of its Subsidiaries.

Benefits:           Corporate  benefits  will  be as  offered  to all  employees
                    of  Matrix.  Corporate   benefits  currently  include  Major
                    Medical, Dental, Life, Short Term Disability, 401(k),  Stock


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                    Purchase Plan and Flexible Benefits Plan.  Effective date of benefits will be the first day of employment with the exception of the 401(k) Plan and the Stock Purchase Plan. Enrollment will be allowed per the provisions of the plans. Sick Time and Paid Holiday benefits will be according to the schedule contained in the Employee Handbook. The position will include 3 weeks of vacation time. Vacation will be available immediately.

Stock Options:      An initial grant of  options to purchase 20,000 shares  with an exercise  price equal  to the  fair market  value of  the common stock as of the  date of the  grant.  The date of the
                    grant  will be  the  first day  of  employment.   Additional
                    options granted  will  be  commensurate  with  other  senior
                    executives   receive   at   the   sole   discretion  of  the
                    compensation committee.

Bonus (Annual):     To  be  determined,  however,  the  bonus  will  be based on performance. The amount of the bonus will be in line with other senior executives of the Company and its subsidiaries.

Signing  Bonus:     $37,500

Employment
Agreement:          Matrix will enter into  a two year agreement that will cause the Company to make a lump  sum payment in the amount of two
                    times your salary  in the case  of  a change  control.   The
                    agreement will also stipulate that if you voluntarily and without "good cause" terminate your employment prior to one
                    (1) year that you will reimburse the Company the pro-rata portion of your signing bonus, and the loss incurred on the sale of your house (you will earn 1/12 each month).

Relocation
Package: Matrix agrees to reimburse all actual moving expenses incurred relocating from Dallas to Denver Colorado, including closing costs, etc. on sale and purchase of homes. All expenses must be approved by Matrix.

                    Matrix also agrees to reimburse the loss, if any, on the sale of your house in Dallas. Matrix would like to have the ability to list your house through United Special Services.

Staffing of the
Legal Department:   It is anticipated that  the department will have  additional staffing needs. The staffing needs will be addressed based on your recommendations.


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Please  indicate your acceptance of this offer by signing below. We look forward to you joining the Matrix Team.

Sincerely,



/s/D. Mark Spencer
------------------
D. Mark Spencer
Vice Chairman

Acknowledged and Accepted:


/s/T. Allen McConnell
---------------------
T. Allen McConnell


9/15/97
---------------------
Date

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